EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-196153)  of our report dated March 25, 2015 relating to the consolidated financial statements of Symbid Corp. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

May 4, 2015	By:	/s/ Friedman LLP
East Hanover, New Jersey